Exhibit 16.1

October 10, 2011

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

Ladies and Gentlemen,

We have read the statements about our firm included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K/A dated October 6, 2011 of Fuelstream, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

Sincerely,

/s/ Chisholm, Bierwolf, Nilson & Morrill

Chisholm, Bierwolf, Nilson & Morrill